STATE OF NEVADA

ROSS MILLER
Secretary of State

SCOTT W. ANDERSON
Deputy Secretary
for Commercial Recordings

OFFICE OF THE
SECRETARY OF STATE

Certified Copy

June 8, 2009

Job Number: C20090608-1099
Reference Number: 00002316955-51
Expedite:
Through Date:

The undersigned filing officer hereby certifies that the attached copies are true and exact copies of all requested statements and related subsequent documentation filed with the Secretary of State's Office, Commercial Recordings Division listed on the attached report.

Document Number(s)	Description	Number of Pages
00002316965-72	Amended & Restated Articles	8 Pages/1 Copies

Respectfully,

ROSS MILLER
Secretary of State

Certified By: Robert Sandberg
Certificate Number: C20090608-1099
You may verify this certificate
online at **http://www.nvsos.gov/**

Commercial Recording Division
202 N. Carson Street
Carson City, Nevada 89701-4069
Telephone (775) 684-5708
Fax (775) 684-7138

ROSS MILLER
Secretary of State
204 North Carson Street, Ste 1
Carson City, Nevada 89701-4299
(775) 684 5708
Website: secretaryofstate.biz

Certificate to Accompany Restated Articles

(PURSUANT TO NRS)

Filed in the office of	Document Number 00002316965-72
[signature]	Filing Date and Time 06/08/2009 10:30 AM
Ross Miller Secretary of State State of Nevada	Entity Number E0255582005-4

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

This Form is to Accompany Restated Articles of Incorporation
(Pursuant to NRS 78.403, 82.371, 86.221, 88.355 or 88A.250)
(This form is also to be used to accompany Restated Articles for Limited-Liability Companies, Certificates of Limited Partnership, Limited-Liability Limited Partnerships and Business Trusts)

1. Name of Nevada entity as last recorded in this office:

Frezer, Inc.

2. The articles are being ☐ **Restated** or ☒ **Amended and Restated** (check only one). Please entitle your attached articles **"Restated"** or **"Amended and Restated,"** accordingly.

3. Indicate what changes have been made by checking the appropriate box.*

☐ No amendments; articles are restated only and are signed by an officer of the corporation who has been authorized to execute the certificate by resolution of the board of directors adopted on ________ The certificate correctly sets forth the text of the articles or certificate as amended to the date of the certificate.

☒ The entity name has been amended.

☒ The resident agent has been changed. (attach Certificate of Acceptance from new resident agent)

☐ The purpose of the entity has been amended.

☐ The authorized shares have been amended.

☐ The directors, managers or general partners have been amended.

☐ IRS tax language has been added.

☐ Articles have been added.

☐ Articles have been deleted.

☐ Other. The articles or certificate have been amended as follows (provide article numbers, if available):

* This form is to accompany Restated Articles which contain newly altered or amended articles. The Restated Articles must contain all of the requirements as set forth in the statutes for amending or altering the articles or certificates

IMPORTANT: Failure to include any of the above information and submit the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees

ROSS MILLER
Secretary of State
204 North Carson Street, Ste 1
Carson City, Nevada 89701-4299
(775) 684 5708
Website: www.nvsos.gov

Certificate of Amendment

(PURSUANT TO NRS 78.385 AND 78.390)

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Amendment to Articles of Incorporation For Nevada Profit Corporations (Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

1. Name of corporation:

Frezer, Inc.

2. The articles have been amended as follows: (provide article numbers, if available)

ARTICLE I
NAME
The name of the corporation is as follows:
BEFUT International Co., Ltd.
ARTICLE II
PRINCIPAL OFFICE
Section 2.01 Resident Agent. The name and address of its resident agent for service process is United Corporate Services, Inc., a Commercial Registered Agent.
... ...

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise a least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation* have voted in favor of the amendment is: Majority of outstanding shares

4. Effective date of filing: (optional) 6/18/09

(must not be later than 90 days after the certificate is filed)

5. Signature: (required)

Hongbo Cao

Signature of Officer

*If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless to limitations or restrictions on the voting power thereof

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.

Reset

AMENDED AND RESTATED

ARTICLES OF INCORPORATION
OF

BEFUT International Co., Ltd.

Pursuant to the provisions of Nevada Revised Statutes ("NRS") Sections 78.390 and 78.403, the articles of incorporation of the above referenced corporation are hereby amended and restated as follows:

ARTICLE I
NAME

The name of the corporation is as follows:

BEFUT International Co., Ltd.

ARTICLE II
PRINCIPAL OFFICE

Section 2.01 Resident Agent. The name and address of its resident agent for service process is United Corporate Services, Inc., a Commercial Registered Agent.

Section 2.02 Other Offices. The corporation may also maintain offices for the transaction of any business at such other places within or without the State of Nevada as it may from time to time determine. Corporate business of every kind and nature may be conducted, and meetings of directors and shareholders held outside the State of Nevada with the same effect as if in the State of Nevada.

ARTICLE III
PURPOSE

The corporation is organized for the purpose of engaging in any lawful activity, within or without the State of Nevada.

ARTICLE IV
SHARES OF STOCK

Section 4.01 Number and Class. The total number of shares of capital stock that the corporation is authorized to issue is 210,000,000 shares, which are divided into two classes consisting of (i) 200,000,000 shares of common stock, par value $0.001 per share ("Common Stock"), and (ii) 10,000,000 shares of preferred stock, par value $0.001 per share ("Preferred Stock").

A. Common Stock. Except as otherwise required by law or as otherwise provided in any Preferred Stock Designation (as defined in Section B, below), the holders of the Common Stock shall exclusively possess all voting power and each share of Common Stock shall have one vote. The Common Stock shall not have cumulative voting rights.

B. Preferred Stock. The Board of Directors is expressly authorized to provide for the issue of all or any shares of the Preferred Stock, in one or more series, and to fix for each such series such voting powers, full or limited, and such designations, preferences and relative, participating, optional

or other special rights and such qualifications, limitations or restrictions thereof as shall be stated and expressed in the resolution or resolutions adopted by the Board of Directors providing for the issue of such series (a "Preferred Stock Designation") and as may be permitted by the Nevada Revised Statutes.

Section 4.02 No Preemptive Rights. The holders of capital stock of the Corporation shall not have any preference, preemptive right, or right of subscription to acquire any shares of capital stock of the corporation authorized, issued or sold, or to be authorized, issued or sold, or to any obligations or shares authorized or issued or to be authorized or issued, and convertible into shares of capital stock of the corporation, nor to any right of subscription thereto, except as specifically provided in a Preferred Stock Designation or as determined from time to time by the Board of Directors in its discretion.

Section 4.03 Assessment of Shares. The capital stock of the Corporation, after the subscription price has been paid, in money, property or services, as the Board of Directors shall determine, shall not be subject to assessment to pay the debts of the corporation, nor for any other purpose, and no stock issued as fully paid shall ever be assessable or assessed, and the Articles of Incorporation shall not be amended in this particular.

ARTICLE V
DIRECTORS

Section 5.01 Governing Board. The members of the board of the corporation shall be styled directors.

Section 5.02 Initial Board of Directors. The Board of Directors shall consist of at least one (1) but no more than five (5) members. The name(s) and address(s) of the initial members of the Board of Directors are as follows: [Omitted Pursuant to Section 78.403.3(a) of the Revised Nevada Statutes.]

Section 5.03 Change in the Number of Directors. The number of directors may be increased or decreased by duly adopted amendment to the Bylaws of the corporation.

ARTICLE VI
INCORPORATORS

[Omitted Pursuant to Section 78.403.3(a) of the Revised Nevada Statutes.]

ARTICLE VII
PERIOD OF DURATION

This corporation is to have A PERPETUAL existence.

ARTICLE VIII
DIRECTORS, AND OFFICERS' LIABILITY

A director or officer of the corporation shall not be personally liable to this corporation or its stockholders for damages for breach of fiduciary duty as a director or officer, but the article shall not eliminate or limit the liability of a director or officer for (i) acts or omissions which involve intentional misconduct, fraud or a knowing violation of law or (ii) the unlawful payment of dividends. Any repeal or modification of this Article by the stockholders of the corporation shall be prospective only, and shall not adversely affect any limitation on the personal liability of a director or officer of the corporation for acts and omissions prior to such repeal or modification.

ARTICLE IX
INDEMNITY

Every person who was or is a party to, or is threatened to be made a party to, or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he, or a person of whom he is the legal representative is or was a director or officer of the corporation or is or was serving at the request of the corporation as a director or officer of another corporation, or as its representative in a partnership, joint venture, trust or other enterprise, shall be indemnified and held harmless to the fullest extent legally permissible under the laws of the State of Nevada from time to time against all expenses, liability and loss (including attorneys' fees, judgments, fines and amounts paid or to be paid in settlement) reasonably incurred or suffered by him in connections therewith. Such right of indemnification shall be a contract right, which may be enforced in any manner desired by such person. The expenses of officers and directors incurred in defending a civil or criminal action, suit or proceeding must be paid by the corporation as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he is not entitled to be indemnified by the corporation. Such right of indemnification shall not be exclusive of any other right which such directors, officers or representatives may have or hereafter acquire, and, without limiting the generality of such statement, they shall be entitled to their respective rights of indemnification under any bylaw, agreement, vote of stockholders, provision of law, or otherwise, as well as their rights under this Article.

Without limiting the application of the foregoing, the Board of Directors may adopt Bylaws from time to time with respect to indemnification, to provide at all times the fullest indemnification permitted by the laws of the State of Nevada, and may cause the corporation to purchase and maintain insurance on behalf of any person who is or was a director or officer of the corporation, or is or was serving at the request of the corporation as director or officer of another corporation, or as is representative in a partnership, joint venture, trust or other enterprises against any liability asserted against such person and incurred in any such capacity or arising out of such status, whether or not the corporation would have the power to indemnify such person.

The indemnification provided in this Article shall continue as to a person who has ceased to be a director, officer, employee or agent, and shall inure to the benefit of the heirs, executors and administrators of such person.

ARTICLE X
AMENDMENTS

Subject at all times to the express provisions of Section 4.03 which cannot be amended, this corporation reserves the right to amend, alter, change, or repeal any provision contained in these Articles of Incorporation or its Bylaws, in the manner now or hereafter prescribed by statute of by these Articles of Incorporation or said Bylaws, and all rights conferred upon the shareholders are granted subject to this reservation.

ARTICLE XI
POWERS OF DIRECTORS

In furtherance, and not in limitation of the powers conferred by statue, the Board of Directors is expressly authorized:

(1) Subject to the Bylaws, if any, adopted by the shareholders, to make, alter or repeal the Bylaws of the corporation;

(2) To authorize and cause to be executed mortgages and liens, with or without limit as to amount, upon the real and personal property of the corporation;

(3) To authorize the guaranty by the corporation of securities, evidences of indebtedness and obligations of other persons, corporation and business entities;

(4) To set apart out of any of the funds of the corporation available for dividends a reserve or reserves for any proper purpose and to abolish any such reserve; and

(5) By resolution adopted by a majority of the whole board, to designate one or more committees, each committee to consist of one or more of the directors of the corporation, which, to the extent provided in the resolution or in the By-laws of the Directors in the management of the business and affairs of the corporation, any may authorize the seal of the corporation to be affixed to all papers which may require it. Such committee or committees shall have such name or names as may be stated in the Bylaws of the corporation or as may be determined from time to time by resolution adopted by the Board of Directors.

All corporate powers of the corporation shall be exercised by the Board of Directors except as otherwise provided herein or by law.

[Signature Page Follows.]

[Signature Page to Restated Charter]

The undersigned, being the President and Chief Executive Officer of the corporation, hereby makes and files this Amended and Restated Articles of Incorporation and hereby declares and certifies that the above statements are true and correct as of the date hereof.

Dated this 8th day of June, 2009.

Hongbo Cao 曹洪波

Name: Hongbo Cao
Title: President and Chief Executive Officer

ROSS MILLER
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684 5708
Website: www.nvsos.gov

Registered Agent Acceptance

(PURSUANT TO NRS 77.310)

This form may be submitted by: a Commercial Registered Agent, Noncommercial Registered Agent or Represented Entity. For more information please visit http://www.nvsos.gov/business/forms/ra.asp

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Acceptance of Appointment by Registered Agent

In the matter of BEFUT International Co., Ltd.
Name of Represented Business Entity

I, UNITED CORPORATE SERVICES, INC. am a:
Name of Appointed Registered Agent OR Represented Entity Serving as Own Agent*

(complete only one)

a) [X] commercial registered agent listed with the Nevada Secretary of State,

b) [ ] noncommercial registered agent with the following address for service of process:

Street Address ______ City ______ Nevada ______ Zip Code

Mailing Address (if different from street address) ______ City ______ Nevada ______ Zip Code

c) [ ] represented entity accepting own service of process at the following address:

Title of Office or Position of Person in Represented Entity

Street Address ______ City ______ Nevada ______ Zip Code

Mailing Address (if different from street address) ______ City ______ Nevada ______ Zip Code

and hereby state that on June 8, 2009 (Date) I accepted the appointment as registered agent for the above named business entity.

X [signature] Pres
Authorized Signature of R.A. or On Behalf of R.A. Company

6/8/09
Date

*If changing Registered Agent when reinstating, officer's signature required.

X ______
Signature of Officer

Date